                                                                   Exhibit 3.103

                             CERTIFICATE OF AMENDED
                          ARTICLES OF INCORPORATION OF
                       CINCINNATI ELECTRONICS CORPORATION

     G. J. Mealey, President and John E. McDowell, Assistant Secretary of
Cincinnati Electronics Corporation, an Ohio corporation, with its principal office located at 2630 Glendale-Milford Road, Cincinnati, Onio, do hereby certify that a meeting of the holders of the shares of Class A Common Stock and
Class B Common Stock of said corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 9th day of October, 1972, at which meeting a quorum of such shareholders and each class thereof was present in person, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation on such proposal and in addition thereto by the affirmative vote of the holders of two-thirds of each class of shares entitled to vote thereon the following resolution was adopted to amend the Articles:

               RESOLVED, that the following Amended Articles of
          Incorporation are hereby adopted to supersede and take the place of the existing Articles of Incorporation and all
          amendments thereto:

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       CINCINNATI ELECTRONICS CORPORATION

     Cincinnati Electronics Corporation, a corporation under the laws of the
State of Ohio, adopts these Amended Articles of Incorporation to supersede and take the place of its existing Articles of Incorporation and all amendments thereto as follows:

     FIRST: The name of this corporation shall be CINCINNATI ELECTRONICS
CORPORATION.

     SECOND: The place in Ohio where its principal office is to be located is
Cincinnati, Hamilton County, Ohio.

     THIRD: The purpose or purposes for which the corporation is formed are to engage in any lawful act or activity for which corporations may be formed under
Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     FOURTH: The number of shares which the corporation is authorized to have outstanding is Two Hundred Thousand (200,000) shares, all of which shall be without par value and designated as common stock. The common stock shall be divided into two classes; One Hundred Forty-Six Thousand (146,000) shares thereof shall be designated as Class A Common Stock, and Fifty-Four Thousand
(54,000) shares of common stock shall be designated as Class B Common Stock.

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     The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares or the holders thereof are as follows:

     (a) Voting: The holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock, issued and outstanding, shall have and possess exclusive and equal rights to notice of shareholders' meetings and the exclusive voting rights and powers in all matters. Each holder of Class A Common
Stock and each holder of Class B Common Stock shall be entitled to cast one vote for each share of record of either class of stock held by him. The holders of each class of stock shall not vote separately as a class except where voting separately as a class is provided by law or by Article Fourth (b) or elsewhere in these Amended Articles of Incorporation.

     (b) Restrictions on Voting: As long as any shares of Class B Common Stock shall be outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of Class A Common Stock outstanding and of the holders of at least a majority of the total number of shares of Class B Common Stock outstanding:

          (i) alter or change the rights, preferences, privileges, or restrictions granted to or imposed on the Class A Common Stock or the rights, preferences, privileges, or restrictions granted to or imposed on the Class B Common Stock if such alteration or change would have a materially adverse effect on the Class A Common Stock or the Class B Common
     Stock; or

          (ii) alter or change the conversion rights of the Class B Common Stock or the basis of conversion; or

          (iii) alter or change the restrictions on the payment of dividends to the holders of Class A Common Stock or Class B Common Stock; or

          (iv) consolidate or merge the Corporation with or into another corporation, or agree to merge another corporation into or with this
     Corporation, except with a wholly-owned subsidiary; or

          (v) increase the number of shares of Class B Common Stock which the
     Corporation is authorized to have outstanding unless such increase is a result of a stock split or reclassification as provided in or permitted under subparagraph (e) below.

     (c) Dividends Payable in Cash: Dividends payable in cash may be declared and paid only on shares of Class A Common Stock and the holders of Class B
Common Stock shall not be entitled to dividends declared and payable in cash.

     (d) Dividends Payable in Shares: Dividends payable in shares of Class A
Common Stock may be paid only on shares of Class A Common Stock, and dividends payable in shares of Class B Common Stock may be paid only on shares of Class B
Common Stock, in each case only if at the same time the same kind of dividend payable in shares of the other class, at the same rate per share, is paid on the shares of such other class.

                                                                               3

     (e) Stock Split or Reclassification: This Corporation shall not, without the approval (by vote or written consent as provided by law) of the holders of at least a majority of the total number of shares of Class B Common Stock outstanding and at least a majority of the total number of shares of Class A
Common Stock outstanding, combine or split up the shares of the Class A Common
Stock or the shares of Class B Common Stock unless at the same time the same per share combination or split-up is made of both the shares of Class A Common Stock and the shares of Class B Common Stock, or reclassify the shares of Class A
Common Stock or the shares of Class B Common Stock unless at the same time a substantially identical reclassification is made of both the shares of Class A
Common Stock and the shares of Class B Common Stock.

     (f) Liquidation: Upon the dissolution or liquidation of the Corporation, or upon a sale of all of its assets, whether voluntary or involuntary, or upon any distribution of its capital, the holders of record of the Class A Common Stock shall be entitled to receive Thirty-Five ($35.00) Dollars for each share of
Class A Common Stock held by them before any distribution shall be paid or made to the holders of Class B Common Stock, and all assets, if any, remaining for distribution to holders after the receipt by the holders of Class A Common Stock of Thirty-Five Dollars per share, shall then be distributed ratably among all of the holders of the shares of Class A Common Stock and all of the holders of
Class B Common Stock.

     (g) Conversion: Each holder of Class B Common Stock shall have the right to convert all of the shares of Class B Common Stock owned by him into fully paid and non-assessable shares of Class A Common Stock, at the rate of one share of
Class A Common Stock for one share of Class B Common Stock at the times and in the manner and subject to the conditions herein provided:

          (i) In the event that the after tax earnings of the Corporation for the initial fiscal year of the Corporation ending November 30, 1973 equals or exceeds Four Hundred Thousand ($400,000.00) Dollars as reflected in the financial statements of the Company following examination, audit and certification of such financial statements by the independent public accountants then employed by the Company, each holder of Class B Common
     Stock shall be entitled to convert fifty (50%) per cent of the shares (to the nearest whole share) of Class B Common Stock then owned by him.

               In the event said earnings of the Corporation at the end of the initial fiscal year shall be less than Four Hundred Thousand ($400,000.00)
     Dollars, each such holder of Class B Common Stock shall be entitled to convert that part of the total shares of Class D Common Stock owned by him equal to fifty (50%) per cent of the product of a fraction, the numerator of which is the certified after tax earnings for such period and the denominator of which is Four Hundred Thousand ($400,000.00) Dollars.

          (ii) At the conclusion of the second fiscal year of the Corporation ending November 30, 1974 (and at the end of subsequent fiscal years of the
     Corporation, if required, until all issued and outstanding shares of Class
     B Common Stock have been converted), the after tax earnings of the
     Corporation shall be determined in the manner and as defined in
     Subparagraph (i) above and added to the earnings achieved by the
     Corporation in the previous fiscal year or years (hereinafter "Cumulative
     Earnings"), and each Class B holder shall be entitled to convert at the end of the second fiscal year (and at

                                                                               4

     the end of subsequent fiscal years of the Corporation, if required to complete conversion of all shares of Class B Common Stock) that number of shares, which when added to the shares converted in the previous fiscal year or years, shall equal the original total shares (as adjusted, if applicable) of Class B Common Stock held of record by such person, or his assignee, times a fraction the numerator of which is the certified
     Cumulative Earnings and the denominator of which is Eight Hundred Thousand
     ($800,000.00) Dollars.

          Determination of Cumulative Earnings shall be made at the next succeeding fiscal year end, and fiscal year ends thereafter, if required, until Cumulative Earnings equal or exceed Eight Hundred Thousand
     ($800,000.00) Dollars, and all shares of Class B Common Stock have been converted to Class A Common Stock.

     (h) Determination of Cumulative Earnings and Conversion Date: At the
conclusion of the initial fiscal year ending November 30, 1973 and at the conclusion of each fiscal year of the Corporation thereafter until conversion of all outstanding shares of Class B Common Stock to Class A Common Stock in the
manner provided above, and after examination and audit of the books and records and financial statements of the Corporation, the independent public accountants then employed by the Company shall furnish letter certifying the amount of the after tax earnings or the Cumulative Earnings of the Corporation at fiscal year end to the Secretary of the Corporation who shall immediately mail copy of said letter to each holder of Class B Common Stock advising such holder of the number of shares of Class B Common Stock he is entitled to convert to Class A Common
Stock. Such holder shall have twenty (20) days from the date of mailing of such letter within which to exercise his right to convert Class B shares to Class A shares in the manner provided in the next succeeding paragraph.

     (i) Method of Conversion: Such right to convert shall be exercised by surrendering for such purpose to the Corporation, at the place where the
Corporation shall maintain its principal office, certificates representing the shares to be converted, duly endorsed in blank, and at the time of such surrender of shares eligible for conversion (subject to the limitations contained herein), the person exercising such right to convert shall be deemed to be the holder of record of the shares of Class A Common Stock issuable upon such conversion, notwithstanding that the share register of the Corporation shall then be closed or the certificates representing such Class A Common Stock shall not then be actually delivered to him.

     (j) Issuance of Certificates: The Corporation shall, as soon as practicable after such surrender of certificates for conversion, issue and deliver at such office to the person for whose account such shares of Class B Common Stock were so surrendered, certificates for the number of shares of Class A Common Stock to which he shall be entitled. Shares so surrendered and converted shall be cancelled and shall not be reissued.

     (k) Reservation of Class A Common Stock: The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common
Stock no less than the full number of shares of Class A Common Stock issuable upon the conversion of all of the then outstanding shares of Class B Common
Stock and shall take all such action to obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such shares of Class A
Common Stock upon the conversion of shares of Class B Common Stock.

                                                                               5

     (l) Conversion Adjustment: In the event that the Corporation shall be recapitalized through a subdivision or combination of its outstanding Class A
Common shares or its outstanding Class B Common shares into a greater or smaller number of shares, then in each such case the number of shares of Class A Common
Stock into which the shares of Class B Common Stock may be converted shall be proportionately changed.

     FIFTH: The amount of stated capital with which the corporation will be in business is Five Hundred Dollars ($500.00).

     SIXTH: When authorized by the affirmative vote of the Board of Directors, without the action or approval of the shareholders of this corporation, this corporation may purchase, or contract to purchase, at any time and from time to time, shares of any class issued by this corporation, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness or any other securities of this corporation, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine, provided that no such purchase shall be made, pursuant to any such contract or otherwise, if after such purchase the assets of this corporation would be less than its liabilities plus stated capital or if it is insolvent as defined in the General Corporation Law of Ohio or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

     SEVENTH: No shareholder of this corporation shall be entitled, as such, as a matter of right to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of
Directors, in its discretion, from time to time may determine.

     EIGHTH: The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine to the extent permitted by the General Corporation Law of Ohio whether any, and, if any, what part, of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders.

     NINTH: Notwithstanding any provision of the General Corporation Law of
Ohio, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds, or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

     TENTH: Every statute of the State of Ohio hereafter enacted whereby the rights or privileges of shareholders of a corporation organized under the
General Corporation Law of said State are increased, diminished or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to this corporation and shall be binding upon every shareholder thereof

                                                                               6

to the same extent as if such statute had been in force at the date of the filing of these Articles of Incorporation.

     ELEVENTH: A director of this Corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect of any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of
Directors of the corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

     The Board of Directors shall have the power to fix compensation of officers or directors or both and a director may be counted in determining the existence of a quorum at any meeting of the board of Directors which shall take such action and may vote thereat in favor or against such action whether or not such director may be interested in the action so taken.

                                                                               7

     IN WITNESS WHEREOF, said G. J. Mealey, President and John E. McDowell,
Assistant Secretary, of Cincinnati Electronics Corporation, acting for and on behalf of said corporation, have hereunto subscribed their names this 13th day of October, 1972.

                                       /s/ G.J. Mesley
                                       ----------------------------------------
                                                      President

                                       /s/ John E. McDowell
                                       -----------------------------------------
                                       Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                       CINCINNATI ELECTRONICS CORPORATION

     Douglas G. Dwyre, who is President, and William J. McGurn, who is Assistant
Secretary of Cincinnati Electronics Corporation, a for profit corporation organized and existing under the laws of Ohio, do hereby certify that pursuant to ss.1701.54 of the Revised Code in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose, the following resolution was adopted:

               RESOLVED, that Articles Fourth and Fifth of the
          Articles of Incorporation of this Corporation be, and they hereby are, amended to read in their entirety as follows:

                                 ARTICLE FOURTH

     The authorized number of shares without par value is Two Hundred Thousand
(200,000), all of which are classified and designated as common stock. The authorized number of shares with par value is Twenty Thousand (20,000), all of which are classified and designated as preferred stock, each with a par value of
One Thousand ($1,000.00) Dollars.

     1. The express terms and provisions of the shares classified and designated as common stock are as follows:

          (a) Voting Rights: The holders of shares of common stock, issued and outstanding, except where otherwise provided by law or by these Articles of
Incorporation, shall have and possess the exclusive rights to Notice of
Shareholders' meetings and the exclusive voting rights and powers in all matters. The holders of said shares shall be entitled to one vote per share at all meetings of the shareholders of the Company.

          (b) Liquidation Rights: After the payment to the holders of all preferred stock of the preferential amounts to which they shall be entitled in the event of the dissolution or liquidation of the Company, the holders of the shares of common stock shall be entitled to all of the residue of the assets and shall receive payment thereof in proportion to the shares held by them respectively.

          (c) Rights and Privileges as Shareholders: Subject to the express terms and provisions of the shares designated as preferred stock, the holders of the shares of common

                                                                               2

stock shall have all rights, interests, powers and privileges of shareholders of corporations for profit as provided by law, without any restrictions, qualifications or limitations thereof.

     2. The express terms and provisions of the shares classified and designated as preferred stock are as follows:

          (a) Voting Rights: Except as otherwise provided by law or by these
Articles of Incorporation, the holders of the preferred shares shall have no voting power.

          (b) Dividend Rights:

               (1) Regular Dividends: The holders of said shares shall be entitled to and receive dividends, when and as declared by the Board of
Directors, out of funds available for the payment of dividends, at the rate of ten percent (10%) per annum of the par value thereof and no more, payable annually on the tenth (10th) day of September, in preference to all other shareholders, and no dividend shall be paid on the shares of any other class unless the current annual dividend, and all arrears of dividends, if any, on the shares of the preferred stock shall have been paid, or provisions shall have been made for the payment thereof; but the holders of said shares shall at no time have any other or further dividend or similar right of participation of any kind. The Board of Directors in its reasonable, good faith discretion may decide not to declare or pay dividends in any year or years or may decide to declare and pay dividends in any year or years in amounts less than the full amount payable, as determined by the foregoing dividend rate.

               (2) Dividends Cumulative: Any dividends not declared and paid on the preferred shares on such annual basis shall be cumulative from the date of issuance and shall be considered accumulated dividends. No interest shall accrue or be paid on accumulated dividends.

          (c) Liquidation Rights: In case of the dissolution or liquidation of the Company, the holders of said shares shall be entitled to receive payment of the par value thereof, and all accumulated and accrued dividends thereon, from the assets remaining after paying the debts and liabilities of the Company, before any payment shall be made to the holders of the shares of common stock but shall not be entitled to participate any further in the distribution of the assets of the Company.

          (d) Redemptions:

               (1) Company Redemptions: At any time after the first anniversary of the date of their issuance and at the discretion of the Board of Directors, the Company may redeem all or from time to time may redeem any part of the preferred shares on any dividend date by paying in cash the par value thereof, plus an amount in cash equal to all dividends on such preferred shares accumulated as provided in this Article, whether earned or declared or not, up to and including the date fixed for redemption, the aggregate of said amounts being hereinafter sometimes referred to as the redemption price. In the event of the redemption of a part only of the preferred shares, the shares will be redeemed on a pro rata basis.

                                                                               3

     In the event the Corporation shall elect to redeem all or any of the preferred shares, notice of such election shall be given by mailing the same to every holder of record of preferred shares whose shares are to be redeemed, on a date not less than forty-five (45) days prior to the date designated in such notice as the date of the redemption and retirement of preferred shares, at the address of such holder as the same shall appear on the books of the Corporation.
Such notice shall state that on the date therein specified the Corporation will redeem and retire all the preferred shares represented by or included in the certificates which shall be specified by number in such notice, or a specified number of such shares, as the case may be, upon the surrender for cancellation, duly endorsed, of the certificate or certificates representing or including the shares to be redeemed.

     If such notice of redemption shall have been duly given, and if on the date fixed for redemption, funds necessary for the redemption shall be available therefor, then notwithstanding that the certificates evidencing any preferred shares so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the date fixed for redemption and all rights with respect to such shares shall forthwith after such date cease and determine and such shares shall be deemed to be no longer outstanding, except that the holders thereof shall have the right to receive the redemption price thereof without interest, upon surrender of the certificates therefor.

               (2) Holder Redemptions: At any time after the fifth anniversary of the date of their issuance, any holder of preferred shares may request the
Company to redeem such preferred shares by notifying the Company in writing at least ninety (90) days prior to the end of the Company's fiscal year of the number of preferred shares to be redeemed. On the first dividend date of the ensuing fiscal year and upon surrender of certificates representing shares to be redeemed, the Company shall purchase, redeem and retire the preferred stock designated in such request. The Company shall pay cash therefor in an amount equal to the par value plus all accumulated and accrued dividends.

               (3) Changes in Rights, Preferences and Powers: As long as any shares of preferred stock shall be outstanding, the corporation shall not, without first obtaining the approval by affirmative vote of the holders of at least a majority of the total number of shares of common stock outstanding and of the holders of at least a majority of the total number of shares of preferred stock outstanding: (1) alter or change the rights, preferences, privileges or restrictions granted to or imposed on the common stock or the rights, preferences, privileges or restrictions granted to or imposed on the preferred stock so as materially adversely to affect the common stock or the preferred stock; or (2) alter or change the restrictions on the payment of dividends to the holders of common stock or preferred stock; (3) sell, lease or otherwise dispose of all or substantially all of the Company's assets; (4) dissolve, liquidate or wind up the affairs of the Company; (5) increase the authorized amount of preferred stock beyond 20,000 shares or authorize any stock ranking on a priority with or senior to the preferred stock as to dividends or assets; (6)
consummate an agreement of merger or consolidation with any other corporation or corporations.

                                  ARTICLE FIFTH

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     The stated capital of the Company shall be the aggregate stated capital of all classes of outstanding shares:

     (a) The stated capital of preferred shares with par value shall be the par value of such shares.

     (b) The stated capital of common shares without par value shall be the aggregate amount of consideration received by the Company for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the Board of Directors may be transferred thereto.

     IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the Corporation, have subscribed their names this 14th of January, 1983.

                                      /s/ Douglas G. Dwyre
                                      ------------------------------------------
                                      Douglas G. Dwyre, President

                                      /s/ William J. McGurn
                                      ------------------------------------------
                                      William J. McGurn,
                                      Assistant Secretary